Exhibit 10.1

WELLTOWER INC.

2016 LONG-TERM INCENTIVE PLAN

I. PURPOSE

The purpose of this Welltower Inc. 2016 Long-Term Incentive Plan is to promote the growth and profitability of Welltower Inc. (the “Company”) by providing officers, key employees and non-employee directors of the Company with incentives to achieve long-term corporate objectives, to assist the Company in attracting and retaining officers, Employees (as defined below) and non-employee directors of outstanding competence, and to provide such individuals with an opportunity to acquire an equity interest in the Company.

The Plan was approved by the Board of Directors on February 12, 2016. The Plan shall be effective on the date it is approved by the Company’s stockholders at the Annual Meeting of Stockholders currently scheduled to be held in May 2016.

II. DEFINITIONS

2.1 “Award Agreement” shall mean any written or electronic agreement, contract, acknowledgement, grant notice, award notice or other instrument or document evidencing any Option, Dividend Equivalent Right, SAR, Restricted Stock award, Performance Share, Other Stock Unit Award, or any other right, interest or option relating to Common Stock granted by the Committee hereunder.

2.2 “Board” shall mean the Board of Directors of the Company.

2.3 “By-Laws” shall mean the Fifth Amended and Restated By-Laws of the Company, as amended or amended and restated from time to time.

2.4 “Cash Incentive Award” shall mean any grant of a cash award pursuant to Article VIII upon the achievement of such Management Objectives during a Performance Period as the Committee shall establish.

2.5 “Change in Corporate Control” shall mean any event described in Section 10.1.

2.6 “Code” shall mean the Internal Revenue Code of 1986, as the same shall be amended from time to time.

2.7 “Committee” shall mean the Compensation Committee of the Board, consisting of no fewer than three directors, each of whom is (a) a “Non-Employee Director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, (b) an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code, and (c) an “independent director” for purposes of the rules and regulations of the New York Stock Exchange.

2.8 “Common Stock” shall mean the common stock, par value $1.00 per share, of the Company, except as provided in Section 11.2 of the Plan.

2.9 “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

2.10 “Date of Grant” shall mean the date specified by the Committee on which a grant of Options, Dividend Equivalent Rights, SARs, Performance Shares or Other Stock Unit Awards or a grant or sale of Restricted Stock shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

2.11 “Disability” shall mean the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, and the permanence and degree of which shall be supported by medical evidence satisfactory to the Committee.

2.12 “Dividend Equivalent Rights” shall mean the Dividend Equivalent Rights which may be granted pursuant to Article V of the Plan.

2.13 “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary. Solely for purposes of the Plan, an Employee shall also mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.14 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.15 “Exercise Price” shall mean, with respect to any Option, the amount designated in a Participant’s Award Agreement as the price per share he or she will be required to pay to exercise the Option and acquire the shares subject to such Option, and with respect to any SAR, the price upon which the SAR value is determined.

2.16 “Fair Market Value” shall mean the fair market value of a share of Common Stock as determined by the Committee by reference to the closing price on the New York Stock Exchange on the Date of Grant, or if there were no reported prices on such date, on the last preceding date on which the prices were reported, or, if the Company is not then listed on the New York Stock Exchange, the Fair Market Value shall be determined by the Committee in its sole discretion using appropriate criteria.

2.17 “ISOs” shall mean stock options granted by the Company that have been designated and are intended to qualify as incentive stock options under Section 422 of the Code.

2.18 “Management Objectives” shall mean the achievement of performance objectives established by the Committee pursuant to this Plan for Participants who have received awards.

2.19 “Nonstatutory Options” shall mean stock options that are not intended to qualify as ISOs.

2.20 “Options” shall mean the rights to purchase shares of Common Stock granted pursuant to Article IV of this Plan, including both ISOs and Nonstatutory Options.

2.21 “Parent” shall mean any corporation which, on the date of determination, qualifies as a parent corporation of the Company under Section 424(e) of the Code.

2.22 “Participant” shall mean any officer, Employee or non-employee director of the Company who is selected by the Committee to receive an award under the Plan.

2.23 “Performance Award” shall mean any award of Cash Incentive Awards, Performance Shares or Performance Units granted pursuant to Article VIII of this Plan.

2.24 “Performance Period” shall mean, with respect to a Performance Award, a period of time established pursuant to Article VIII of this Plan within which the Management Objectives relating thereto are to be achieved.

2.25 “Performance Share” shall mean any grant pursuant to Article VIII of a unit valued by reference to a designated number of shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, shares of Common Stock, other property, or any combination thereof, upon achievement of such Management Objectives during the Performance Period as the Committee shall establish at the time of grant or thereafter.

2.26 “Performance Unit” shall mean any grant pursuant to Article VIII of a unit valued by reference to a designated amount of property (including cash) other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, shares of Common Stock, other property, or any combination thereof, upon achievement of such Management Objectives during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.27 “Plan” shall mean this Welltower Inc. 2016 Long-Term Incentive Plan, as the same may be amended or amended and restated from time to time.

2.28 “Prior Plan” shall mean the Amended and Restated 2005 Long-Term Incentive Plan of the Company.

2.29 “Restricted Stock” shall mean shares of Common Stock that are issued to Participants and made subject to restrictions in accordance with Article VII of the Plan.

2.30 “Retirement” shall mean the voluntary termination of employment by a Participant after attaining age 55, completing ten consecutive years of service and if the sum of the Participant’s age and years of service to the Company is equal to 70 or more; provided that the Participant (a) delivers to the Company, at least six months prior to the date of his or her retirement, written notice specifying such retirement date and the Participant remains in the continuous service of the Company from the date the notice is provided until his or her retirement date, and (b) enters into a retirement agreement with the Company that includes (i) a customary release of claims against the Company and its affiliates and (ii) non-competition, non-solicitation, non-disparagement and non-disclosure covenants in favor of the Company.

2.31 “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

2.32 “SARs” shall mean stock appreciation rights granted pursuant to Article VI of the Plan.

2.33 “Subsidiary” shall mean any company, corporation, partnership, limited liability company or other entity in which the Company directly or indirectly owns a majority interest; provided, however, that for purposes of determining whether any person may be a Participant for purposes of the grant of ISOs, “Subsidiary” shall mean any corporation which, on the date of determination, qualifies as a subsidiary corporation of the Company under Section 424(f) of the Code.

2.34 “Substitute Awards” shall mean awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a corporation acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.35 “Ten Percent Stockholder” shall mean any Participant who at the time an ISO is granted owns (within the meaning of Section 424(d) of the Code) more than ten percent of the voting power of all classes of capital stock of the Company.

III. GENERAL

3.1 ADMINISTRATION.

(a) The Plan shall be administered by the Committee. As provided in the By-Laws, the members of the Committee shall be designated by the Board of Directors and shall serve at the discretion of the Board of Directors.

(b) The Committee shall have the authority, subject to the provisions of the Plan, in its sole discretion, from time to time: (i) to grant awards to Participants, as provided for in this Plan; (ii) to prescribe such limitations, restrictions and conditions upon any such awards as the Committee shall deem appropriate; (iii) to determine the periods during which Options or SARs may be exercised; (iv) to modify, cancel, or replace any prior Options or SARs or other awards and to amend the relevant Award Agreements with the consent of the affected Participants, including amending such Award Agreements to amend vesting schedules, or extend exercise periods as it may deem necessary (provided that, the Committee shall not have the authority, unless stockholder approval is obtained, to reprice Options or SARs currently outstanding and Options or SARs that may be outstanding in the future, either directly, by lowering the Exercise

Price for a previously granted Option or SAR award, or indirectly, by canceling outstanding Options or SARs in exchange for cash, other awards, or Options or SARs with a lower Exercise Price); and (v) to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and to take all other action necessary or advisable for the implementation and administration of the Plan.

(c) All actions taken by the Committee shall be final, conclusive and binding upon any Participant. Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Committee specifically affecting or relating to an award to a non-employee director shall require the approval of the Board of Directors.

(d) The Committee may delegate to a committee of one or more directors of the Company, or to the extent permitted by law, to one or more officers, including, without limitation, the chief executive officer of the Company, or a committee of officers, the right to grant awards to Participants who are neither officers nor non-employee directors of the Company and to cancel or suspend awards to Participants who are neither officers nor non-employee directors of the Company.

IV. OPTIONS

4.1 TERMS AND CONDITIONS. Options may be granted hereunder to Participants either alone or in addition to other awards granted under the Plan. The grant of an Option to a Participant shall be evidenced by an Award Agreement in substantially the form approved by the Committee. Such Option shall be subject to the terms and conditions of the Award Agreement, the Participant’s employment agreement, if any, the following express terms and conditions, and to such other terms and conditions, not inconsistent with the terms of this Plan, as the Committee may deem appropriate:

(a) Shares Covered. The Committee, or its designee pursuant to Section 3.1(d), shall, in its discretion, determine the number of shares of Common Stock to be covered by the Options granted to any Participant.

(b) Exercise Period. The term of each Option shall be for such period as the Committee shall determine, but for not more than ten years from the Date of Grant thereof. The Committee shall also have the discretion to determine when each Option granted hereunder shall become exercisable, and to prescribe any vesting schedule limiting the exercisability of such Options as it may deem appropriate. The vesting schedule may be subject to certain exceptions, including, without limitation, exceptions relating to Retirement, Disability, or death of a Participant or a Change in Corporate Control.

(c) Exercise Price. Other than in connection with Substitute Awards, the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant.

(d) No Option Repricing Without Stockholder Approval. Other than as provided in Section 11.2, the Committee shall not be permitted, without stockholder approval, to (i) lower the Exercise Price per share of an Option after it is granted, (ii) cancel an Option when the Exercise Price per share exceeds the Fair Market Value of the underlying shares in exchange for cash or another award (other than in connection with Substitute Awards), or (iii) grant Options with lower Exercise Prices in replacement of Options previously granted under this Plan, the Prior Plan or any other compensation plan of the Company or take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the New York Stock Exchange.

(e) Exercise of Options. A Participant may exercise his or her Options from time to time by written or electronic notice to the Company of his or her intent to exercise the Options with respect to a specified number of shares. The specified number of shares will be issued and transferred to the Participant upon receipt by the Company of (i) such notice and (ii) payment in full for such shares in the manner provided in the Award Agreement, and (iii) receipt of any payments required to satisfy the Company’s tax withholding obligations pursuant to Section 13.3. Except under certain circumstances contemplated by Article VIII or as may be set forth in an Award Agreement, including, without limitation, with respect to Retirement, Disability, death of a Participant, or a Change in Corporate Control, Options will not be exercisable before the expiration of one year from the Date of Grant.

(f) Payment of Exercise Price upon Exercise. Each Award Agreement shall provide that the Exercise Price for the shares with respect to which an Option is exercised shall be paid to the Company at the time the notice of exercise is delivered to the Company. Such payment may be made (i) in cash, (ii) by tendering of shares of Common Stock (either actually or by attestation) currently owned by the Participant with an aggregate Fair Market Value equal to the aggregate Exercise Price, (iii) by delivery of a signed, irrevocable notice of exercise, accompanied by payment in full of the aggregate Exercise Price by the Participant’s stockbroker and an irrevocable instruction to the Company to deliver the shares of Common Stock issuable upon exercise of the Option promptly to the Participant’s stockbroker for the Participant’s account, or (iv) in any other form acceptable to the Company.

4.2 DESIGNATION OF OPTIONS AS INCENTIVE STOCK OPTIONS. The Committee may, in its discretion, specify that any Options granted to a Participant who is an employee of the Company or a Subsidiary shall be ISOs qualifying under Section 422 of the Code. Each Award Agreement that provides for the grant of ISOs shall designate that such Options are intended to qualify as ISOs. Each provision of the Plan and of each Award Agreement relating to an Option designated as an ISO shall be construed so that such Option qualifies as an ISO, and any provision that cannot be so construed shall be disregarded.

Any Options granted under this Plan that are designated as ISOs shall comply with the following terms:

(a) The aggregate Fair Market Value (determined at the time an ISO is granted) of the shares of Common Stock (together with all other stock of the Company and all stock of any Parent or Subsidiary) with respect to which the ISOs may first become exercisable by an individual Participant during any calendar year, under all stock option plans of the Company (or any Parent or Subsidiaries) shall not exceed $100,000. To the extent this limitation would otherwise be exceeded, the Option shall be deemed to consist of an ISO for the maximum number of shares that may be covered by ISOs pursuant to the preceding sentence, and a Nonstatutory Option for the remaining shares subject to the Option.

(b) The Exercise Price payable upon the exercise of an ISO shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant.

(c) In the case of an ISO granted to a Participant who is a Ten Percent Stockholder, the term of the Option shall not exceed five years from the Date of Grant, and the Exercise Price shall not be less than 110 percent of the Fair Market Value of Common Stock on the Date of Grant.

V. DIVIDEND EQUIVALENT RIGHTS

5.1 DIVIDEND EQUIVALENT RIGHTS. Subject to the provisions of the Plan and any Award Agreement, the recipient of an award (including any deferred award) may, if so determined by the Committee, be entitled to receive cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on shares of Common Stock (“Dividend Equivalent Rights”) with respect to the number of shares of Common Stock covered by the award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts, if any, shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested; provided, however, that (a) Dividend Equivalent Rights granted with awards that lapse as a result of the achievement of Management Objectives will be deferred until, and paid contingent upon, the achievement of the applicable Management Objectives and (b) Dividend Equivalent Rights will not be granted with Options or SARs.

VI. STOCK APPRECIATION RIGHTS

6.1 GRANT OF SARs. Participants may receive a grant of SARs (a) in connection with Options granted under this Plan (“Tandem SAR”), (b) in connection with all or part of any award other than an Option granted under the Plan or at any subsequent time during the term of such award, or (c) without regard to any Option or other award.

6.2 TANDEM SARs. SARs shall entitle the Participant holding the related Option, upon exercise, in whole or in part, of the SARs, to receive the amount (in the form of shares of Common Stock) determined pursuant to Paragraph 6.3(c). SARs may be exercised only to the extent that the related Option has not been exercised. The exercise of SARs shall result in a pro rata surrender of the related Option to the extent that the SARs have been exercised.

6.3 TERMS AND CONDITIONS. The grant of SARs shall be evidenced by including provisions with respect to such SARs in the Participant’s Award Agreement in a form approved by the Committee. Such SARs shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the terms of the Plan, which the Committee may deem appropriate:

(a) Tandem SARs related to an Option shall be exercisable at such time or times and to the extent, but only to the extent, that the Option to which they relate shall be exercisable.

(b) SARs (and any Option related thereto) shall in no event be exercisable before the expiration of one year from the Date of Grant, except as may be set forth in an Award Agreement, including, without limitation, with respect to Retirement, Disability, death of a Participant, or a Change in Corporate Control. SARs shall be exercisable for such period as the Committee shall determine, but for not more than ten years from the Date of Grant thereof.

(c) Upon exercise of SARs, the Participant shall be entitled to receive an amount equal in value to the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise over (ii) the Exercise Price of the SAR on the Date of Grant, or in the case of a Tandem SAR, the Exercise Price of the related Option, multiplied by the number of shares in respect of which the SARs shall have been exercised. Such amount shall be paid in the form of shares of Common Stock.

(d) In no event shall a SAR be exercisable at a time when the Exercise Price of the underlying Option is greater than the Fair Market Value of the shares subject to the related Option.

(e) Other than in connection with Substitute Awards, the exercise price of a SAR shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant. Other than as provided in Section 11.2, the Committee shall not be permitted, without stockholder approval, to (i) lower the Exercise Price of a SAR after it is granted, (ii) cancel a SAR when the Exercise Price exceeds the Fair Market Value of one share of Common Stock on the Date of Grant in exchange for cash or another award (other than in connection with Substitute Awards), or (iii) take any other action with respect to a SAR that may be treated as a repricing under the rules and regulations of the New York Stock Exchange.

VII. RESTRICTED STOCK

7.1 RIGHTS AS A STOCKHOLDER. Awards of Restricted Stock may be issued hereunder to Participants either alone or in addition to other awards granted under the Plan. At the time of the award, the Committee shall cause the Company to deliver to the Participant, or to a custodian or an escrow agent designated by the Committee, a certificate or certificates (or a book entry) for such shares of Restricted Stock, registered in the name of the Participant. The Participant shall have all the rights of a stockholder with respect to such Restricted Stock, subject to the terms and conditions, including forfeiture or resale to such Company, if any, as the Committee may determine to be desirable pursuant to Section 7.3 of the Plan. The Committee may designate the Company or one or more of its executive officers to act as custodian or escrow agent for the certificates.

7.2 AWARDS AND CERTIFICATES.

(a) A Participant granted an award of Restricted Stock shall not be deemed to have become a stockholder of the Company, or to have any rights with respect to such shares of Restricted Stock, until and unless such Participant shall have accepted the applicable Award Agreement and shall have otherwise complied with the then applicable terms and conditions of such award.

(b) When a Participant is granted shares of Restricted Stock, the Company shall issue a stock certificate or certificates (or a book entry) in respect of shares of Restricted Stock. Such certificates (or book entry) shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award substantially in the following form:

“The transferability of the shares of stock represented hereby is subject to the terms and conditions (including possible forfeiture) of a Grant Notice by Welltower Inc. to the registered owner. A copy of such Grant Notice is on file in the offices of the Corporate Secretary, Welltower Inc., 4500 Dorr Street, Toledo, Ohio 43615.”

(c) Except as may be otherwise determined by the Committee (or as required in order to satisfy the tax withholding obligations imposed under Section 13.3 of this Plan), Participants granted awards of Restricted Stock under this Plan will not be required to make any payment or provide consideration to the Company other than the rendering of services.

7.3 RESTRICTIONS AND FORFEITURES. Restricted Stock awarded to a Participant pursuant to this Article VII shall be subject to the following restrictions and conditions:

(a) During a period established by the Committee and set forth in the Participant’s Award Agreement, which commences with the date of an award of Restricted Stock (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded to him or her. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

(b) Except as provided in Section 7.3(a), the Participant shall have with respect to the Restricted Stock all of the rights of a stockholder of the Company, including, without limitation, the right to vote the shares and receive dividends and other distributions; provided, however, that dividends to be paid on Restricted Stock awards that include Management Objectives will be deferred until, and paid contingent upon, the achievement of the applicable Management Objectives.

(c) Except as otherwise provided in Section 7.3(e) or in the Participant’s employment agreement, if any, upon termination of a Participant’s employment during the Restriction Period, any unvested shares of Restricted Stock may be cancelled, accelerated, or continued, as provided in the applicable Award Agreement, or, in the absence of such provision, as the Committee may determine.

(d) Except as otherwise provided in Section 7.3(e), in an Award Agreement or in the Participant’s employment agreement, if any, awards of Restricted Stock shall have a Restriction Period of not less than three years from the Date of Grant (as provided in the Participant’s Award

Agreement, but permitting pro rata vesting over such time); provided, however, that the provisions of this Section 7.3(d) shall not be applicable to any Substitute Awards or grants of Restricted Stock in payment of Performance Shares pursuant to Article VIII.

(e) The Participant’s Award Agreement or the Participant’s employment agreement, if any, may provide that in the event of a Participant’s Retirement, Disability, or death, or in the event of a Change in Corporate Control, the restrictions imposed on the shares of Restricted Stock shall lapse immediately.

(f) Any attempt to dispose of shares of Restricted Stock in a manner contrary to the restrictions set forth herein shall be ineffective.

VIII. PERFORMANCE AWARDS

8.1 TERMS OF PERFORMANCE AWARDS. The Committee may, in its discretion, grant Performance Awards to Participants, which shall become payable to the Participant upon the achievement of specified Management Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a) Performance Awards may be in the form of Cash Incentive Awards, Performance Shares or Performance Units.

(b) The Management Objectives to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee on the Date of Grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than twelve months nor longer than five years. Each grant may specify in respect of such Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(c) Except as provided in Article X or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period.

(d) Each Participant’s award shall specify the time and manner of payment of Performance Awards that have been earned. No payment shall be made, with respect to a Participant’s Performance Awards unless the Committee has certified in writing that the Management Objectives with respect to such Performance Awards have been met. Any award may specify that any such amount may be paid by the Company in cash, shares of Common Stock or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

(e) On or after the Date of Grant of Performance Awards, the Committee may provide for the payment to the Participant of Dividend Equivalents Rights, as described and subject to the limitations in Article V above.

(f) Each Participant’s award under this Article VIII shall be evidenced by an Award Agreement, which shall be accepted by the Participant and shall contain such terms and provisions as the Committee may determine consistent with this Plan.

IX. OTHER STOCK UNIT AWARDS

9.1 STOCK AND ADMINISTRATION. Other awards of shares of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other awards granted under the Plan, and such Other Stock Unit Awards may also be available as a form of payment in the settlement of other awards granted under the Plan to the extent provided in any Award Agreement. Other Stock Unit Awards shall be paid only in shares of Common Stock. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Stock Unit Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Other Stock Unit Awards, and all other conditions of the Other Stock Unit Awards, including the achievement of specified Management Objectives, if any. The provisions of Other Stock Unit Awards need not be the same with respect to each Participant. Except for certain limited situations (including Retirement, Disability, or death of the Participant, or a Change in Corporate Control) or as otherwise provided in an Award Agreement, Other Stock Unit Awards to Participants shall be subject to restrictions imposed by the Committee for a period of not less than three years from the Date of Grant (but permitting pro rata vesting over such time); provided, however, that such restrictions shall not be applicable to any grants of Other Stock Unit Awards in payment of Performance Awards pursuant to Article VIII, or grants of Other Stock Unit Awards on a deferred basis.

9.2 TERMS AND CONDITIONS. Shares of Common Stock (including securities convertible into shares of Common Stock) subject to awards granted under this Article IX may be issued for no consideration or for such minimum consideration as may be required by applicable law. Shares of Common Stock (including securities convertible into shares of Common Stock) purchased pursuant to a purchase right awarded under this Article IX shall be purchased for such consideration as the Committee shall determine in its sole discretion.

X. CHANGE IN CORPORATE CONTROL

10.1 CHANGE IN CORPORATE CONTROL. For purposes of the Plan, a “Change in Corporate Control” shall mean any of the following events:

(a) The acquisition in one or more transactions of more than fifty percent (50%) of the Company’s outstanding Common Stock (or the equivalent in voting power of any class or classes of securities of the Company entitled to vote in elections of directors) by any corporation, or other person or group (within the meaning of Section 14(d)(3) of the Securities Exchange Act of 1934, as amended), except for acquisitions of the Company’s outstanding Common Stock by (1) the Company or an affiliate or subsidiary of the Company, (2) an employee benefit plan (or any trust forming a part thereof) of the Company, or (3) an underwriter temporarily holding securities of the Company pursuant to an offering of such securities;

(b) Stockholder approval and the consummation of a plan for the liquidation or sale of substantially all of the assets of the Company;

(c) The consummation of any merger or consolidation involving the Company, unless (1) the stockholders of the Company, immediately before such merger or consolidation, own, directly or indirectly, immediately following such merger or consolidation, more than fifty percent (50%) of the then outstanding shares of common stock (or the equivalent in voting power of any class or classes of securities of the corporation entitled to vote in elections of directors) of the corporation resulting from such merger or consolidation (the “Surviving Company”) in substantially the same proportion as their ownership of the Company’s outstanding Common Stock (or the equivalent in voting power of any class or classes of securities of the Company entitled to vote in elections of directors) immediately before such merger or consolidation, and (2) the persons who were Continuing Directors (as defined below) immediately prior to the execution of the agreement providing for such merger or consolidation constitute more than fifty percent (50%) of the members of the Board of Directors of the Surviving Company; or

(d) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board of Directors (the “Continuing Directors”) cease for any reason to constitute at least a majority of the Board. For this purpose, any person who is nominated for election as a member of the Board after May 5, 2016 shall also be considered a “Continuing Director” if, and only if, his or her nomination for election to the Board of Directors is approved or recommended by a majority of the members of the Board (or of the relevant Nominating Committee) and at least five (5) members of the Board are themselves Continuing Directors at the time of such nomination.

10.2 EFFECT OF CHANGE IN CORPORATE CONTROL. Except as otherwise provided in a Participant’s employment agreement, if any, or the applicable Award Agreement, upon a Change in Corporate Control (a) Options and SARs outstanding as of the date of the Change in Corporate Control immediately vest and become fully exercisable if either (i) the successor company (or a subsidiary thereof) does not assume, convert, continue or otherwise replace the Options or SARs on proportionate and equitable terms or (ii) the Participant is terminated without cause within 12 months following the Change in Corporate Control; (b) the restrictions on Restricted Stock shall lapse immediately and the Restricted Stock shall become free of all restrictions and limitations and become fully vested if either (i) the successor company (or a subsidiary thereof) does not assume, convert, continue or otherwise replace the Restricted Stock on proportionate and equitable terms or (ii) the Participant is terminated without cause within 12 months following the Change in Corporate Control; (c) all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Corporate Control as provided in the applicable Award Agreement) and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed if either (i) the successor company (or a subsidiary thereof) does not assume, convert, continue or otherwise replace the Performance Awards on proportionate and equitable terms or (ii) the Participant is terminated without cause within 12 months following the Change in Corporate Control; (d) the restrictions and deferral limitations and other conditions applicable to any other awards shall lapse and such other awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant if either (i) the successor company (or a subsidiary thereof) does not assume, convert, continue or otherwise replace such other awards on proportionate and equitable terms or (ii) the Participant is terminated without cause within 12 months following the Change in Corporate Control; and (e) the Committee may provide for other additional benefits as it deems appropriate, subject in each case to any terms and conditions contained in the Award Agreement evidencing such award.

XI. AGGREGATE LIMITATION ON SHARES OF COMMON STOCK

11.1 NUMBER OF SHARES OF COMMON STOCK.

(a) The aggregate number of shares of Common Stock that may be issued under this Plan shall be 10,000,000 shares of Common Stock, subject to the provisions of this Section 11.1 and such future adjustments as may be made pursuant to Section 11.2. Shares of Common Stock issued under the Plan may be either authorized and unissued shares of Common Stock or shares of Common Stock held by the Company as treasury stock.

(b) The maximum number of shares of Common Stock that may be granted as ISOs is 7,500,000, subject to such future adjustments as may be made pursuant to Section 11.2.

(c) Any shares of Common Stock subject to an Option or a SAR granted under the Plan or the Prior Plan which for any reason is cancelled, terminates unexercised or expires, except by reason of the exercise of a related SAR, shall again be available for issuance under the Plan.

(d) In the event that any Restricted Stock award, Performance Shares, Performance Units or any Other Stock Unit Award granted under the Plan or the Prior Plan is forfeited, cancelled or surrendered for any reason, the shares of Common Stock constituting such Restricted Stock award, Performance Shares, Performance Units or Other Stock Unit Award shall again be available for issuance under the Plan.

(e) Substitute Awards shall not reduce the shares of Common Stock authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a corporation acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan; provided, however, that awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not officers, employees or directors of the Company or any Parent or Subsidiary prior to such acquisition or combination.

(f) Notwithstanding anything to the contrary contained herein: (i) if shares of Common Stock are tendered or otherwise used in payment of the Exercise Price of an Option, the total number of shares of Common Stock covered by the Option being exercised will be considered issued pursuant to this Plan; (ii) shares of Common Stock withheld by the Company to satisfy tax withholding obligations will reduce the aggregate share limit described in this Section 11.1; (iii) the number of shares of Common Stock covered by an award of SARs granted under the Plan, to the extent that it is settled in shares of Common Stock, and whether or not all shares of Common Stock covered by the award are actually issued to the Participant, will be considered issued pursuant to this Plan; and (iv) if the Company repurchases shares of Common Stock with the proceeds from the exercise of Options, such shares of Common Stock will not be added to the aggregate share limit described in this Section 11.1.

11.2 ADJUSTMENTS OF STOCK. In the event of any change or changes in the outstanding Common Stock of the Company by reason of any stock dividend, extraordinary cash dividends or distributions, recapitalization, reorganization, reclassification, exchange transaction, merger, consolidation, split-up, combination or any similar transaction, the Committee shall adjust the number of shares of Common Stock that may be issued under this Plan, the number of shares of Common Stock subject to Options theretofore granted under this Plan, the Exercise Price of such Options, the amount credited to a Participant’s account pursuant to Dividend Equivalent Rights, the number of SARs theretofore granted whether or not in conjunction with an Option and the number of shares of Restricted Stock granted, and make any and all other adjustments deemed appropriate by the Committee in such manner as the Committee deems appropriate, considering the accounting and tax consequences, to prevent substantial dilution or enlargement of the rights granted to a Participant.

New option rights may be substituted for the Options granted under the Plan, or the Company’s obligations with respect to Options, SARs, Restricted Stock, Dividend Equivalent Rights, Performance Awards and Other Stock Unit Awards outstanding under the Plan may be assumed by a Parent or Subsidiary, by another corporation or by a parent or subsidiary (within the meaning of Section 424 of the Code) of such other corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Company is involved. In the event of such substitution or assumption, the term Common Stock shall thereafter include the stock of the corporation granting such new option rights or assuming the Company’s obligations as to such Options, SARs, Restricted Stock, Dividend Equivalent Rights, Performance Awards and Other Stock Unit Awards.

XII. CODE SECTION 162(m) PROVISIONS

12.1 COVERED EMPLOYEES. Notwithstanding any other provision of the Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant that the Participant is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such award, a Covered Employee, then the Committee may provide that the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock, or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more Management Objectives established by the Committee, which shall be based on the attainment of specified levels of or growth in one or any combination of the following: gross real estate investments; net real estate investments; net revenues; dividend payout ratio; dividend growth; dividend yield; dividend payments; maintenance of credit ratings; pre-tax income before allocation of corporate overhead and bonus; earnings per share; net income; net operating income; same store cash net operating income; funds from operations (“FFO”); funds available for distribution (“FAD”); cash available for distribution; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; total stockholder return; market share; gross profits; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization (“EBITDA”); economic value-added models; comparisons with various stock market indices; reductions in costs; corporate overhead spending; debt to undepreciated book capitalization; net debt to EBITDA; fixed charge coverage; unsecured secondary debt spread (over a specified time period); FFO payout ratio; FAD payout ratio; private pay revenue sources; and/or return on invested capital of the Company or any division or business unit of the Company for or within which the Participant is primarily employed. Such performance goals also may be based upon the performance of the Company or one or more divisions, segments or business units of the Company, upon the performance of the Company relative to the performance of other companies or indices or upon comparisons of any of the indicators of performance relative to other companies or indices. Such performance goals may be evaluated on a percentage or per share basis and shall be adjusted and calculated in accordance with the Company’s accounting principles. The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, items of an unusual nature or of a type that indicates infrequency of occurrence, or both, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

12.2 ADJUSTMENTS. Notwithstanding any provision of the Plan (other than Article X), with respect to any Restricted Stock, Performance Award or Other Stock Unit Award that is subject to this Article XII, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or Disability of the Participant.

12.3 RESTRICTIONS. The Committee shall have the power to impose such other restrictions on awards subject to this Article XII as it may deem necessary or appropriate to ensure that such awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

12.4 LIMITATIONS ON GRANTS TO INDIVIDUAL PARTICIPANTS. Subject to adjustment as provided in Section 11.2, no Participant may be granted (i) Options or SARs during any calendar year with respect to more than 1,000,000 shares of Common Stock or (ii) Restricted Stock, Performance Shares, Performance Units and/or Other Stock Unit Awards that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code and are denominated in shares of Common Stock in any calendar year with respect to more than 2,000,000 shares (the “Limitations”). In addition, the maximum dollar value payable to any Participant in any calendar year with respect to Cash Incentive Awards, Performance Shares, Performance Units and/or Other Stock Unit Awards that are valued with reference to property other than shares of Common Stock is $15,000,000. If an award is cancelled, the cancelled award shall continue to be counted toward the applicable Limitations.

XIII. MISCELLANEOUS

13.1 GENERAL RESTRICTION. Any Option, SAR, or share of Restricted Stock or Performance Award or Other Stock Unit Award granted under this Plan shall be subject to the award requirement that, if at any time the Committee shall determine that any registration of the shares of Common Stock, or any consent or approval of any governmental body, or any other agreement or consent, is necessary as a condition of the granting of an Option or other award, or the issuance of Common Stock in satisfaction thereof, such Common Stock will not be issued or delivered until such requirement is satisfied in a manner acceptable to the Committee.

13.2 TRANSFERABILITY OF AWARDS. Except as provided below, and except as otherwise authorized by the Committee in an Award Agreement, no award and no shares of Common Stock subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, and such award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, permit a Participant to transfer all or a portion of his or her awards to members of his or her immediate family, to trusts established for the benefit of members of his or her immediate family, or to family limited partnerships in which the Participant and immediate family members are the only partners, provided that the Participant may receive no consideration for such transfers, and that such transferred award shall be subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred award.

13.3 WITHHOLDING TAXES.

(a) The Committee shall have the right to require Participants to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any shares of Common Stock under the Plan.

(b) The Company shall have the right to withhold from payments made in cash to a Participant under the terms of the Plan, an amount sufficient to satisfy any federal, state and local withholding tax requirements imposed with respect to such cash payments.

(c) Amounts to which the Company is entitled pursuant to Section 13.3(a) or (b) may be paid to the Company, at the election of the Participant as provided in the applicable Award Agreement, through one or any combination of the following methods: (i) payment in cash, (ii) withholding from the Participant’s compensation payable by the Company, including cash payments made under this Plan, (iii) withholding from the shares of Common Stock otherwise issuable to the Participant upon exercise of an Option or SAR, that have a Fair Market Value on the date on which the amount of tax to be withheld is determined (the “Tax Date”) not greater than the minimum amount of tax the Company is required to withhold, (iv) the Participant’s delivery to the Company of shares of Common Stock already held by the Participant (including newly vested shares of Restricted Stock issued to the Participant under this Plan) that have a Fair Market Value on the Tax Date not greater than the minimum amount of tax the Company is required to withhold, or (v) in any other form mutually satisfactory to the Committee and the Participant, provided that such method of satisfying the Participant’s obligation does not violate any federal or state law. A Participant’s election to have shares of Common Stock withheld that are otherwise issuable shall be in writing, shall be irrevocable upon approval by the Committee, and shall be delivered to the Company prior to the Tax Date with respect to the exercise of an Option or SAR, vesting of Restricted Stock, or earn out of Performance Awards.

13.4 INVESTMENT REPRESENTATION. If the Committee determines that a written representation is necessary in order to secure an exemption from registration under the Securities Act of 1933, the Committee may demand that the Participant deliver to the Company at the time of any exercise of any Option, SAR, or other award, or at time of the transfer of shares of Restricted Stock or other award, any written representation that Committee determines to be necessary or appropriate for such purpose, including but not limited to a representation that the shares to be issued are to be acquired for investment and not for resale or with a view to the distribution thereof. If the Committee makes such a demand, delivery of a written representation satisfactory to the Committee shall be a condition precedent to the right of the Participant to acquire such shares of Common Stock.

13.5 NO RIGHT TO EMPLOYMENT. Nothing in this Plan or in any agreement (including an Award Agreement) entered into pursuant to it shall confer upon any participating employee the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such participating employee.

13.6 NON-UNIFORM DETERMINATIONS. The Committee’s determinations under this Plan (including without limitation its determinations of the persons to receive Options, SARs, Dividend Equivalent Rights or awards of Restricted Stock, Performance Shares or Other Stock Unit Awards, the form, amount and timing of such awards and the terms and provisions of such awards) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, awards under this Plan, whether or not such Participants are similarly situated.

13.7 NO RIGHTS AS STOCKHOLDERS. Participants granted Options, SARs, Dividend Equivalent Rights, Performance Shares or Other Stock Unit Awards under this Plan shall have no rights as stockholders of the Company as applicable with respect thereto unless and until certificates (or book entries) for shares of Common Stock are issued to them.

13.8 TRANSFER RESTRICTIONS. The Committee may determine that any Common Stock to be issued by the Company upon the exercise of Options or SARs, or in settlement of Dividend Equivalent Rights, Performance Shares or Other Stock Unit Awards, shall be subject to such further restrictions upon transfer as the Committee determines to be appropriate.

13.9 FRACTIONAL SHARES. The Company shall not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

13.10 TERMINATION OF EMPLOYMENT. The Committee shall determine and set forth in the Participant’s employment agreement, if any, and the applicable Award Agreement, whether any awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company (including as a director), whether by reason of death, Disability, voluntary or involuntary termination of employment or services, or otherwise.

13.11 DEFERRAL. The Committee shall be authorized to establish procedures pursuant to which the payment of any award may be deferred in a manner consistent with Section 409A of the Code.

13.12 GOVERNING LAW. The Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the laws of the State of Ohio, without regard to principles of conflict of laws of such state; provided, however, that matters of corporate law, including the issuance of shares of Common Stock, will be governed by the Delaware General Corporation Law.

13.13 CLAWBACK POLICY. All awards under the Plan granted to individuals who are subject to the Company’s clawback or recoupment policy (as in effect from time to time) shall be subject to such clawback or recoupment policy.

XIV. AMENDMENT AND TERMINATION

14.1 AMENDMENT OR TERMINATION OF THE PLAN. The Board of Directors may at any time terminate this Plan or any part thereof and may from time to time amend this Plan as it may deem advisable; provided, however, that the Board of Directors shall obtain stockholder approval of any amendment for which stockholder approval is required under Section 162(m) or 422 of the Code or the stockholder approval requirements imposed on the Company by the rules and regulations of the New York Stock Exchange, or if the shares of Common Stock are not traded on the New York Stock Exchange, the principal securities exchange upon which the shares of Common Stock are traded or quoted, including an amendment that would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan (other than increases permitted under Section 11.2), or (ii) extend the term of this Plan. The termination or amendment of this Plan shall not, without the consent of the Participant, adversely affect such Participant’s rights under an award previously granted.

14.2 TERM OF THE PLAN. Unless previously terminated pursuant to Section 14.1, this Plan shall terminate on the tenth anniversary of the date on which this Plan became effective, and no awards may be granted under this Plan on or after such date.